EXHIBIT 5.1

                         STUBBS ALDERTON & MARKILES, LLP
                       15821 Ventura Boulevard, Suite 525
                            Encino, California 91436

November 6, 2003

Electronic Clearing House, Inc.
730 Paseo Camarillo
Camarillo, California 93010


         Re:      Electronic Clearing House, Inc.,
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to which this letter is attached as Exhibit
5.1 filed by Electronic Clearing House, Inc., a Nevada corporation (the "COMPANY"), in order to register under the Securities Act of 1933, as amended (the "ACT"), 437,957 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "SHARES"). The Shares consist of 437,957 shares that were issued to certain investors (identified in the Registration Statement) pursuant to a Securities Purchase Agreement dated October 23, 2003, among the Company and such investors.

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based on the foregoing, we are of the opinion that the 437,957 issued and outstanding Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.

                                             Very truly yours,

                                             /S/ STUBBS ALDERTON & MARKILES, LLP
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                                             STUBBS ALDERTON & MARKILES, LLP